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                                                                Rule 424(b)(2)
                                                    Registration No. 333-45211

PRICING SUPPLEMENT NO. 27    DATED:  01-28-2000

(To Prospectus Dated February 17, 1998 as supplemented by Prospectus Supplement Dated March 30, 1998, as supplemented by a Supplement dated May 21, 1999)



                                U.S. BANCORP

                    Medium-Term Notes, Series J (Senior)
                 Medium-Term Notes, Series K (Subordinated)

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CUSIP: 91159H FF2                       Issue Price (Dollar Amount and Percentage of Principal Amount):
                                        $24,500,000.00/99.9096%

Series:                                 Proceeds to the Company: $24,477,852.00

[X] Series J (Senior)                   Interest Rate/Initial Interest Rate: 7.50% Fixed
[_] Series K (Subordinated)
                                        Interest Payment Dates: Each February & August 1 by 8-1-2000
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: --

Principal Amount: $24,500,000.00        Interest Reset Dates: --

Trade Date: 01-28-2000                  Index Source: --

Original Issue Date: 02-02-2000         Index Maturity: --

Maturity Date: 08-01-2003               Spread: --

Interest Rate Basis (and,               Spread Multiplier: --
if applicable, related
Interest Periods):                      Maximum Interest Rate: --

[X] Fixed Rate Notes                    Minimum Interest Rate: --
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note             Day Count: 30/360
[_] LIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                         Original Issue Discount:     -- %
[_] CD Rate Note
[_] Treasury Rate Note                          Yield to Maturity:           -- %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                                Original Issue Discount Notes:

Other Terms:
For Federal income tax purposes only.               [_] Subject to special provisions set forth therein
                                                        with respect to the principal amount thereof
Agent: Piper Jaffray                                    payable upon any redemption or acceleration of
All-in=7.53%                                            the maturity thereof.
Commission= $22,148.00

DTC #311

                                                /s/ BRETT BOUSHELE
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